Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Second Quarter 2015 Results
− FFO per Share and Recurring FFO per Share Both Increase 4.3% −

OAK BROOK, IL (August 6, 2015) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central and Southeastern United States, today announced financial and operational results for the three and six months ended June 30, 2015.

Highlights

•	Funds from Operations (FFO) per weighted average common share (basic and diluted) was $0.24 for the three months ended June 30, 2015, an increase of 4.3% over $0.23 for the second quarter of 2014.

•
Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) was $0.24 for the three months ended June 30, 2015, an increase of 4.3% over $0.23 for the second quarter of 2014.

•	Same-store net operating income (NOI) for the consolidated portfolio increased 5.7% for the quarter and 6.5% for the six months ended June 30, 2015, over the comparable periods in 2014.

•	Total portfolio leased occupancy was 95.3%, the seventh consecutive quarter with a rate of 95% or above.

•	Executed 82 leases within the total portfolio for 303,197 square feet of leasable space.

•	Average base rent for new and renewal leases signed in the total portfolio increased by 15.0% and 4.1%, respectively, over expiring average rents.

•
IRC’s joint venture with PGGM acquired the Cedar Center North and Creekside Commons shopping centers in the Cleveland MSA for $15.4 million and $28.3 million, respectively, and the Eastgate Crossing shopping center in the Cincinnati market for $21.1 million. The IRC-PGGM venture was fully invested at the close of the quarter, excluding development projects.

“We believe our strong second quarter results, including a 4.3% increase in FFO per share, demonstrate that we are continuing to execute on our strategic plan to enhance portfolio performance and quality, and strengthen our financial position,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “Our pro-active portfolio management and leasing initiatives drove healthy rent increases and gains in same store net operating income, which have supported significant improvements in key financial metrics such as net debt-to-recurring EBITDA. In addition, during the quarter we completed the investment allocation for our unconsolidated PGGM joint venture, which now represents a $900 million pipeline of future high-quality additions to our consolidated portfolio.”

Financial Results for the Quarter
FFO attributable to common stockholders was $24.4 million for the quarter ended June 30, 2015, compared to $22.9 million for the second quarter of 2014. On a per share basis, FFO was $0.24 (basic and diluted) for the second quarter of 2015, compared to $0.23 for the same period of 2014. The increases in FFO and FFO per share were primarily due to higher net operating

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income from the consolidated same store portfolio, lower interest expense, and increased equity in earnings of unconsolidated joint ventures.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $24.4 million for the second quarter of 2015, compared to $22.9 million for the prior year quarter. On a per share basis, recurring FFO was $0.24 (basic and diluted) for the three months ended June 30, 2015, compared to $0.23 for the three months ended June 30, 2014. The increases in recurring FFO and recurring FFO per share were due to the same items that impacted FFO for the quarter.

Net income attributable to common stockholders for the three months ended June 30, 2015 was $4.7 million, compared to $10.4 million for the second quarter of 2014. On a per common share basis, net income attributable to common stockholders (basic and diluted) was $0.05 for the second quarter of 2015, compared to $0.10 for the prior year quarter. Net income for the quarter decreased year over year primarily due to lower gains on sales of investment properties compared to the second quarter of 2014. The decrease was partially offset by the same items that impacted FFO, plus lower depreciation and amortization expense.

Financial Results for the Six Months Ended June 30, 2015
For the six months ended June 30, 2015, FFO attributable to common stockholders was $52.4 million, compared to $46.0 million for the same period in 2014. On a per share basis, FFO for the first six months of 2015 was $0.52 (basic and diluted), compared to $0.46 for the six months ended June 30, 2014. The increases in FFO and FFO per share were primarily due to the same items that impacted FFO performance for the quarter, as well as increased lease termination income recorded during the first half of 2015 compared to the first six months of 2014.

Recurring FFO was $49.7 million for the six months ended June 30, 2015, compared to $46.0 million for the prior year period. On a per share basis, recurring FFO was $0.50 (basic) and $0.49 (diluted) for the first six months of 2015, compared to $0.46 (basic and diluted) for the same period of 2014. The increases in recurring FFO and recurring FFO per share were due to the same items that impacted FFO for the six-month period, excluding the impact of lease termination income.

Net income attributable to common stockholders for the six months ended June 30, 2015, was $3.7 million, compared to $23.6 million for the same period in 2014. On a per share basis, net income attributable to common stockholders was $0.04 (basic and diluted), compared to $0.24 for the same period of 2014. Net income and net income per share decreased primarily due to decreased disposition activity compared to the first half of 2014, which resulted in lower gains on sales of investment properties, as well as impairments recorded during the first quarter of 2015 on assets sold or under contract for sale at prices that were below carrying values. The decrease in net income was partially offset by the same items that impacted FFO, plus lower depreciation and amortization expense.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
Consolidated same-store NOI was $28.9 million for the quarter, representing an increase of 5.7% over the second quarter of 2014. The increase in same-store NOI for the quarter was primarily due to increased rental income and tenant recovery income true-up adjustments the Company recorded during the quarter, as well as lower real estate tax expense. For the six months ended June 30, 2015, consolidated same-store NOI was $58.1 million, representing an increase of 6.5% over the comparable period of 2014. The increase in same-store NOI for the first six months of 2015 was primarily due to the same items that impacted same-store NOI for the quarter, plus lower snow removal costs compared to the first half of 2014.

Same-store financial occupancy was 93.6% for the consolidated portfolio, representing a decrease of 10 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and six-month periods during each year. A total of 92 of the Company’s investment properties within the consolidated portfolio satisfied this criterion during the period and are referred to as “same-store” properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company’s investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

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Leasing
For the quarter, the Company executed 82 leases within the total portfolio aggregating 303,197 square feet of gross leasable area (GLA). Total leases executed included:

•	Sixty-two renewal leases comprising 233,505 square feet, with an average rental rate of $16.59 per square foot, representing an increase of 4.1% over the average expiring rent;

•	Thirteen new leases comprising 43,554 square feet, with an average rental rate of $16.39 per square foot, representing an increase of 15.0% over the expiring rent; and

•
Seven non-comparable leases comprising 26,138 square feet, with an average rental rate of $15.99 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 75 new and renewal leases executed during the quarter had an average rental rate of $16.56 per square foot, representing an increase of 5.7% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of June 30, 2015, leased occupancy was 95.3% and financial occupancy was 93.7%, representing decreases of 50 basis points and 60 basis points, respectively, over one year ago. The decreases are primarily due to vacancies related to in-process redevelopment projects. Leased occupancy is defined as the percentage of total gross leasable area for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under the lease agreement. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $38.2 million for the second quarter of 2015, compared to $36.0 million for the second quarter of 2014. Recurring EBITDA for the six months ended June 30, 2015, was $77.5 million, compared to $72.7 million for the same period in 2014.

Definitions and reconciliations of EBITDA and recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 4.0 times for the quarter ended June 30, 2015 compared to 3.3 times for the second quarter of 2014. Net debt-to-recurring EBITDA, pro-rata consolidation, was 6.8 times for the quarter, compared to 7.0 times for the comparable prior year quarter. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company’s operating performance because expenses that may not be indicative of operating performance are excluded.

As of June 30, 2015, the Company had an equity market capitalization (common shares) of $0.9 billion, outstanding preferred stock of $210.0 million (at face value), and total debt outstanding of $1.1 billion (including the pro-rata share of debt in unconsolidated joint ventures), for a total market capitalization of approximately $2.2 billion. The Company’s debt-to-total market capitalization was 48.1% as of June 30, 2015. Approximately 54.0% of total debt bears interest at fixed rates. As of June 30, 2015, the weighted average interest rate on the fixed rate debt was 5.09% and the overall weighted average interest rate, including variable rate debt, was 3.57%.

Dispositions
During the quarter, the Company sold one shopping center, one single-user retail property, and an outlot parcel for a total price of $6.5 million. The dispositions included the 129,101-square-foot Eastgate Center in Lombard, Ill., for $4.1 million; the 5,620-square-foot Park Square Outlot in Brooklyn Park, Minn., for $1.6 million; and a 1.2-acre outlot parcel at Mokena Marketplace in Mokena, Ill., for $0.8 million.

Joint Venture Activity
The Company has formed joint ventures with institutions and established developers to advance its strategic goal to further enhance the size, quality and diversification of its operating platform.

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On April 2, 2015, the Company’s joint venture with PGGM acquired the 61,420-square-foot Cedar Center North retail center anchored by PetSmart and located in the Cleveland suburb of South Euclid, Ohio, for $15.4 million, excluding closing costs and adjustments and subject to future earnout payments. On May 7, 2015, the IRC-PGGM joint venture purchased the 201,893-square-foot Creekside Commons shopping center anchored by Kohl’s, Gordmans, Home Goods and Party City, and located in the Cleveland suburb of Mentor, Ohio, for $28.3 million, excluding closing costs and adjustments. On May 29, 2015, the IRC-PGGM joint venture acquired the Eastgate Crossing shopping center in Cincinnati, Ohio, for $21.1 million, excluding closing costs and adjustments and subject to future earnout payments. Eastgate Crossing is anchored by Kroger, Marshalls, Ashley Furniture, and Jo-Ann Fabrics.

On June 5, 2015, the Company’s joint venture with Inland Private Capital Corporation (IPCC) acquired for $15.8 million the University Center retail property in Jacksonville, Fla., which is anchored by Dollar Tree, TJMaxx, LA Fitness and Beall’s Outlet.

Distributions
In April, May, June and July of 2015, the Company paid a monthly cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (Series A Preferred Stock), and a monthly cash dividend of $0.144791667 per share on the outstanding shares of its 6.95% Series B Cumulative Redeemable Preferred Stock (Series B Preferred Stock). In July, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Series A Preferred Stock, and a cash dividend of $0.144791667 per share on the outstanding shares of its Series B Preferred Stock, both dividends payable on August 17, 2015, to Series A and Series B Preferred Stockholders of record at the close of business on August 3, 2015.

In April, May, June and July of 2015, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. In July, the Company declared a cash distribution of $0.0475 per common share, payable on August 17, 2015, to common stockholders of record at the close of business on July 31, 2015.

Guidance
For fiscal year 2015, the Company continues to expect recurring FFO per common share (basic and diluted) to range from $0.96 to $1.00. The Company’s guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 3%, and consolidated same-store financial occupancy at year-end 2015 to range from 92.5% to 93.5%.

Conference Call/Webcast
Management will host a conference call to discuss the Company’s financial and operational results for the quarter and six months ended June 30, 2015, on Thursday, August 6, 2015, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company’s website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event until 12:01 a.m. ET on August 20, 2015. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10068517. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of June 30, 2015, the Company owned interests in 135 fee simple investment properties, including 36 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three and six months ended June 30, 2015, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of

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forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A“Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(888) 331-4732
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2015	December 31, 2014
Assets:	(unaudited)
Investment properties:
Land	$382,806	385,432
Construction in progress	41,143	23,812
Building and improvements	1,126,728	1,110,360
Total Investment Properties	1,550,677	1,519,604
Less accumulated depreciation	345,715	338,141
Net investment properties	1,204,962	1,181,463
Cash and cash equivalents	14,579	18,385
Accounts receivable, net	41,028	38,211
Mortgages receivable	24,750	24,750
Investment in and advances to unconsolidated joint ventures	169,212	170,720
Acquired lease intangibles, net	84,207	85,858
Deferred costs, net	17,956	18,674
Other assets	35,460	34,890
Total assets	$1,592,154	1,572,951

Liabilities:
Accounts payable and accrued expenses	$64,432	56,188
Acquired below market lease intangibles, net	42,689	41,108
Distributions payable	5,435	5,420
Mortgages payable	380,339	384,769
Unsecured credit facilities	475,000	440,000
Other liabilities	21,346	22,290
Total liabilities	989,241	949,775

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 Shares authorized:
8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,400 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	110,000	110,000
6.95% Series B Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,000 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	100,000	100,000
Common stock, $0.01 par value, 500,000 shares authorized; 100,517 and 100,151 Shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,005	1,002
Additional paid-in capital (net of offering costs of $78,544 and $78,372 at June 30, 2015 and December 31, 2014, respectively)	878,046	874,154
Accumulated distributions in excess of net income	(481,084)	(456,120)
Accumulated other comprehensive loss	(5,966)	(6,338)
Total stockholders’ equity	602,001	622,698

Noncontrolling interest	912	478
Total equity	602,913	623,176

Total liabilities and equity	$1,592,154	1,572,951

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$34,276	34,914	68,231	70,212
Tenant recoveries	13,189	12,127	29,928	32,170
Other property income	430	459	4,069	965
Fee income from unconsolidated joint ventures	1,441	1,307	2,874	2,566
Total revenues	49,336	48,807	105,102	105,913

Expenses:
Property operating expenses	6,452	6,580	15,372	18,954
Real estate tax expense	9,364	9,558	19,726	19,639
Depreciation and amortization	16,069	17,817	32,244	36,931
Provision for asset impairment	27	222	9,355	222
General and administrative expenses	5,958	5,993	12,017	12,085
Total expenses	37,870	40,170	88,714	87,831

Operating income	11,466	8,637	16,388	18,082
Other income	372	666	785	768
Gain on sale of investment properties, net	1,319	9,978	2,933	22,828
Gain on sale of joint venture interest	80	6	189	114
Interest expense	(7,254)	(8,900)	(14,532)	(17,890)
Income before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	5,983	10,387	5,763	23,902

Income tax expense of taxable REIT subsidiaries	(176)	(45)	(1,013)	(439)
Equity in earnings of unconsolidated joint ventures	2,836	2,263	6,926	4,057
Income from continuing operations	8,643	12,605	11,676	27,520

Income from discontinued operations	—	31	—	521
Net income	8,643	12,636	11,676	28,041

Less: Net (income) loss attributable to the noncontrolling interest	18	10	(75)	30
Net income attributable to Inland Real Estate Corporation	8,661	12,646	11,601	28,071

Dividends on preferred shares	(3,972)	(2,234)	(7,944)	(4,469)
Net income attributable to common stockholders	$4,689	10,412	3,657	23,602

Basic and diluted earnings attributable to common shares per weighted average common share:

Income from continuing operations	$0.05	0.10	0.04	0.23
Income from discontinued operations	—	—	—	0.01
Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.05	0.10	0.04	0.24

Weighted average number of common shares outstanding — basic	100,000	99,455	99,966	99,433

Weighted average number of common shares outstanding — diluted	100,444	99,817	100,410	99,780

Comprehensive income:
Net income attributable to common stockholders	$4,689	10,412	3,657	23,602
Unrealized gain (loss) on derivative instruments	1,004	(706)	372	(1,206)
Comprehensive income attributable to common stockholders	$5,693	9,706	4,029	22,396

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  Recurring FFO per weighted average common share outstanding is used in the employment agreements we have with our executives to determine a portion of incentive compensation payable to them.  Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and Recurring FFO for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$4,689	10,412	3,657	23,602
Gain on sale of investment properties	(1,319)	(9,978)	(2,753)	(23,321)
Impairment of depreciable operating property	27	222	9,355	222
Equity in depreciation and amortization of unconsolidated joint ventures	4,967	4,420	9,945	8,612
Amortization on in-place lease intangibles	3,710	4,853	7,520	11,264
Amortization on leasing commissions	483	512	972	965
Depreciation, net of noncontrolling interest	11,876	12,452	23,752	24,702
Funds From Operations attributable to common stockholders	$24,433	22,893	52,448	46,046

Lease termination income	(2)	(10)	(2,673)	(14)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—	—	(106)	(77)
Recurring Funds From Operations attributable to common stockholders	$24,431	22,883	49,669	45,955

Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.05	0.10	0.04	0.24

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.24	0.23	0.52	0.46

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic	$0.24	0.23	0.50	0.46
Recurring Funds From Operations attributable to common stockholders, per weighted average common share — diluted	$0.24	0.23	0.49	0.46

Weighted average number of common shares outstanding — basic	100,000	99,455	99,966	99,433
Weighted average number of common shares outstanding — diluted	100,444	99,817	100,410	99,780

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other REITs.

We believe EBITDA is an important supplemental non-GAAP measure.  We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense.  We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K.  We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results.  Recurring EBITDA includes adjustments to EBITDA for the impact of lease termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended June 30,				Six months ended June 30,
	2015		2014		2015		2014
Net income attributable to Inland Real Estate Corporation	$8,661		12,646		11,601		28,071
Gain on sale of investment properties	(1,319)		(9,978)		(2,753)		(23,321)
Gain on sale of development properties	—		—		(72)		—
Income tax expense of taxable REIT subsidiaries	176		45		1,013		439
Interest expense	7,254		8,900		14,532		17,890
Interest expense associated with unconsolidated joint ventures	2,351		1,977		4,428		3,967
Depreciation and amortization	16,069		17,817		32,244		36,931
Depreciation and amortization associated with unconsolidated joint ventures	4,967		4,420		9,945		8,612
EBITDA	38,159		35,827		70,938		72,589

Lease termination income	(2)		(10)		(2,673)		(14)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—		—		(106)		(77)
Impairment loss, net of taxes:
Provision for asset impairment	27		222		9,355		222
Recurring EBITDA	$38,184		36,039		77,514		72,720

Total Interest Expense	$9,605		10,877		18,960		21,857

EBITDA: Interest Expense Coverage Ratio	4.0	x	3.3	x	3.7	x	3.3	x

Recurring EBITDA: Interest Expense Coverage Ratio	4.0	x	3.3	x	4.1	x	3.3	x

9

Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

Same store net operating income, which is the net operating income of properties owned during the same periods during each year ("same store" properties), is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and six months ended June 30, 2015 and 2014. We also provide a reconciliation of these amounts to the most comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended June 30,			Six months ended June 30,
Consolidated	2015	2014	% Change	2015	2014	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 92 properties
Rental income	$30,163	29,839	1.1%	60,086	59,246	1.4%
Tenant recovery income	11,490	10,874	5.7%	26,291	26,808	-1.9%
Other property income	385	305	26.2%	1,158	686	68.8%
"Other investment properties”
Rental income	3,899	4,898		7,866	10,129
Tenant recovery income	1,699	1,253		3,637	5,362
Other property income	43	144		238	265
Total property income	$47,679	47,313		99,276	102,496

Property operating expenses:
"Same store" investment properties, 92 properties
Property operating expenses	$4,930	4,927	0.1%	12,134	14,757	-17.8%
Real estate tax expense	8,237	8,785	-6.2%	17,341	17,488	-0.8%
"Other investment properties"
Property operating expenses	1,137	1,140		2,544	3,493
Real estate tax expense	1,127	773		2,385	2,151
Total property operating expenses	$15,431	15,625		34,404	37,889

Property net operating income
"Same store" investment properties	28,871	27,306	5.7%	58,060	54,495	6.5%
"Other investment properties"	3,377	4,382		6,812	10,112
Total property net operating income	$32,248	31,688		64,872	64,607

Other income:
Straight-line rents	$166	275		172	1,010
Amortization of lease intangibles	48	(98)		107	(173)
Lease termination income	2	10		2,673	14
Other income	372	666		785	768
Fee income from unconsolidated joint ventures	1,441	1,307		2,874	2,566
Gain on sale of investment properties, net	1,319	9,978		2,933	22,828
Gain on sale of joint venture interest	80	6		189	114

Equity in earnings of unconsolidated joint ventures	2,836	2,263		6,926	4,057

Other expenses:
Income tax expense of taxable REIT subsidiaries	(176)	(45)		(1,013)	(439)
Bad debt expense	(385)	(513)		(694)	(704)
Depreciation and amortization	(16,069)	(17,817)		(32,244)	(36,931)
General and administrative expenses	(5,958)	(5,993)		(12,017)	(12,085)
Interest expense	(7,254)	(8,900)		(14,532)	(17,890)
Provision for asset impairment	(27)	(222)		(9,355)	(222)

Income from continuing operations	8,643	12,605		11,676	27,520
Income from discontinued operations	—	31		—	521
Net income	8,643	12,636		11,676	28,041

Less: Net (income) loss attributable to the noncontrolling interest	18	10		(75)	30
Net income attributable to Inland Real Estate Corporation	8,661	12,646		11,601	28,071

Dividends on preferred shares	(3,972)	(2,234)		(7,944)	(4,469)

Net income attributable to common stockholders	$4,689	10,412		3,657	23,602

10

Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three and six months ended June 30, 2015. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. Because we incur expenses to manage properties that are not on our balance sheet, we believe providing this information allows investors to better compare our overall performance, size and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At June 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,534,587	(1,222)	413,764	2,092	360	1,949,581
Total assets	1,592,154	(2,860)	299,203	2,468	243	1,891,208
Mortgages payable	380,339	(530)	218,993	—	228	599,030
Total liabilities	989,241	(518)	244,092	1,613	229	1,234,657

	At December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,519,604	(325)	364,463	2,062	12,790	1,898,594
Total assets	1,572,951	(1,886)	251,697	2,455	7,640	1,832,857
Mortgages payable	384,769	—	168,689	—	6,267	559,725
Total liabilities	949,775	19	196,082	1,607	6,823	1,154,306

	For the three months ended June 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$49,336	—	12,767	—	21	62,124
Total expenses	37,870	(18)	8,797	2	10	46,661
Operating income (loss)	11,466	18	3,970	(2)	11	15,463

	For the three months ended June 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$48,807	—	11,175	—	122	60,104
Total expenses	40,170	(10)	7,415	(1)	58	47,632
Operating income	8,637	10	3,760	1	64	12,472

	For the six months ended June 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$105,102	—	26,827	(1)	182	132,110
Total expenses	88,714	(33)	18,556	8	91	107,336
Operating income (loss)	16,388	33	8,271	(9)	91	24,774

	For the six months ended June 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$105,913	—	24,217	—	180	130,310
Total expenses	87,831	(30)	17,133	1	93	105,028
Operating income (loss)	18,082	30	7,084	(1)	87	25,282

11